Terocelo Inc. Announces Entering into a $3 Million Short Term Debt Facility

Terocelo Inc. announced today it has entered into a US$3,000,000 private placement of short term debt with institutional investors on June 29, 2007. The 10% subordinated secured debenture included warrants to purchase 2,000,000 shares of common stock at $1.90 per share. Of the $3 million financing, $2 million was funded at closing and the remaining $1 million will be funded on or before August 1, 2007.

CEO Tony Turgeon stated on the private placement, "We have been very successful in negotiating strategic alliances that further the development and sales pipeline for our chip solution. This financing allows us to further execute on these opportunities on a very proactive basis."

About Terocelo Inc.

TechnoConcepts Inc. (OTCBB: TCPS, Frankfurt: UYE.F) does business as Terocelo Inc. Terocelo is in the business of designing, developing, licensing and marketing technology focused in the communications marketplace. Terocelo is positioned in the high-growth, wireless communication market having developed breakthrough, disruptive technologies. These technologies can be integrated into many high-volume commercial markets, including cell phone, automotive, base station, Femto/Pico Cell, and First Responder markets.

The company has developed and patented True Software Radio®, a proprietary technology that creates convergence for the wireless industry. True Software Radio® has produced the Lycon™ family of wireless transmitter-receiver chipsets, designed to enable cell phones, PDAs, laptops, and infrastructure with different radio frequencies, standards, and protocols to adjust by software command so that they can communicate across otherwise incompatible networks, without the need for multiple radios. Lycon™ chipsets replace the front end, I/F processing, ADC, and digital filtering sections of radios. Because the technology simplifies design and reduces component costs, the company believes that Lycon™ and True Software Radio® are ideal platforms for Original Equipment Manufacturers (OEMs) and Original Design Manufacturers (ODMs) to develop new wireless broadband, mobile data, cellular, and other next-generation wireless applications.

More information is available at www.terocelo.com.

Safe Harbor Statement under the Private Litigation Reform Act of 1995

Forward-looking statements in this release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. Such statements may relate, among other things to expected financial and operating results, the expected acceptance of the company's products, the usefulness and benefits of the company's products generally and the acceptance of the company's technological solutions and its ability to achieve its goals, plans and objectives. The risks and uncertainties that may affect forward-looking statements include among others: difficulties providing solutions that meet the needs of customers, difficulty in developing new products, difficulty in relationships with vendors and partners, difficulty in introducing products in the marketplace and gaining acceptance of the same, difficulty gaining necessary governmental approvals, difficulty facing the intense competition present in the wireless communications industry, the company's limited operating history, its inexperience in operating internationally and difficulty managing rapid growth. For a more detailed discussion of the risks and uncertainties of TechnoConcepts' business, please refer to the company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2006, filed with the Securities and Exchange Commission, and as subsequently amended. The company assumes no obligation to update any forward-looking statement contained in this press release or with respect to the announcements described herein.

Wolfe Axelrod Weinberger Associates, LLC
Investors:
Donald C. Weinberger, 212-370-4500
Managing Member
don@wolfeaxelrod.com
or
Martin E. Janis & Company, Inc.
Media:
Beverly Jedynak, 312-943-1100 ext. 12
President
bjedynak@janispr.com